Exhibit 10.23

***Certain information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit***

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 10th day of June, 2021, by and between BMR-ROAD TO THE CURE LP, a Delaware limited partnership (“Landlord”), and ASPEN NEUROSCIENCE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of March 27, 2019 (as the same may have been amended, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises containing eleven thousand forty-one (11,041) square feet of Rentable Area known as Suite 100 (the “Existing Premises”) from Landlord at 10835 Road to the Cure, San Diego, California (the “Building”);
B.
WHEREAS, Landlord and Tenant desire to expand the Existing Premises to include that certain space located on the second (2nd) floor of the Building consisting of approximately eleven thousand one hundred twenty-one (11,121) square feet of Rentable Area (as more particularly described on Exhibit A attached hereto, the “Additional Premises”) and to extend the Term of the Lease; and
C.
WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.
Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.
Additional Premises. Effective as of the Additional Premises Term Commencement Date (as defined in Section 10 below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Additional Premises for use by Tenant in accordance with the Permitted Use and no other uses. From and after the Additional Premises Term Commencement Date, the term “Premises,” as used in the Lease, shall mean and refer to the Existing Premises plus the Additional Premises.
3.
Rentable Area; Pro Rata Share. Effective as of the Additional Premises Term Commencement Date (as defined below), the chart in Section 2.2 of the Existing Lease is hereby deleted in its entirety and replaced with the following:

Definition or Provision	Means the Following (As of the Additional Premises Term Commencement Date)
Approximate Rentable Area of Premises	22,162 square feet
Approximate Rentable Area of Building	67,998 square feet
Tenant’s Pro Rata Share of Building	32.59%

4.
Base Rent. Initial monthly and annual installments of Base Rent with respect to the Additional Premises as of the Additional Premises Term Commencement Date (as defined below) will be as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent*	Annual Base Rent*
Month 1 – Month 12	11,121	[***]	[***]	[***]

*Note: Base Rent for the Additional Premises is subject to (i) annual increase as set forth in Section 5.1 below, and (ii) the Additional Premises Free Rent Period (as defined in Section 5.2 below).

5.
Base Rent Adjustments; Additional Premises Free Rent Period.
5.1
Base Rent with respect to the Additional Premises shall be subject to an [***] with respect to the Additional Premises. The first such adjustment shall become effective commencing on the first (P`) annual anniversary of the Additional Premises Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as the Lease continues in effect.
5.2
Notwithstanding anything to the contrary contained herein, and so long as no (monetary or material non-monetary) Default by Tenant has occurred and remains uncured as of the Additional Premises Term Commencement Date, Tenant shall not be required to pay Base Rent for the Additional Premises only for the first (1’) two (2) full calendar months after the Additional Premises Term Commencement Date (such period, the “Additional Premises Free Rent Period”); provided, however, that the total amount of Base Rent abated during the Additional Premises Free Rent Period shall not exceed [***]. During the Additional Premises Free Rent Period, Tenant shall continue to be responsible for the payment of all of Tenant’s other Rent obligations under the Lease, including Base Rent for the Existing Premises, and all Additional Rent such as Operating Expenses, the Property Management Fee (which shall be calculated as if the Additional Premises Free Rent Period was not in effect) and costs of utilities for the entire Premises. Upon the occurrence of any (monetary or material non-monetary) Default during the Additional Premises Free Rent Period, the Additional Premises Free Rent Period shall immediately expire, and Tenant shall no longer be entitled to any further abatement of Base Rent pursuant to this Section; provided, however, that if Tenant cures such Default prior to the date that the Additional Premises Free Rent Period would otherwise end, such Additional Premises Free Rent Period and the abatement of Base Rent granted pursuant to this Section shall be reinstated for the remaining Additional Premises Free Rent Period (i.e., the Additional Premises Free Rent Period will not be tolled during the time that Tenant is in Default, but upon the cure of such Default, Tenant will be provided abatement for any remaining Additional Premises Free Rent Period after the date of such cure). In the event of any Default that results in termination of the Lease, then, as part of the recovery to which Landlord is entitled pursuant to the Lease, and in addition to any other rights or remedies to which Landlord may be entitled pursuant to the Lease, at law or in equity, Landlord shall be entitled to the immediate recovery, as of the day immediately prior to such termination of the Lease, of the unamortized amount of Base Rent that Tenant would have paid had the Additional Premises Free Rent Period not been in effect.

6.
Existing Premises Base Rent; Existing Premises Free Rent Period.
6.1
Base Rent for the Existing Premises will continue to be payable pursuant to the Existing Lease through July 15, 2022. Effective as of July 16, 2022 and continuing through the New Expiration Date (as defined below), Base Rent for the Existing Premises will be payable at the same Base Rent rate (per square foot of Rentable Area per month) as is applicable to the Additional Premises, including the annual increases as set forth in Section 5.1 above. In the event that the Additional Premises Term Commencement Date has not occurred on or before July 16, 2022, the Base Rent rate for the Existing Premises shall, effective as of July 16, 2022, be [***] and shall not thereafter be increased until the Base Rent rate for the Additional Premises increases in accordance with Section 5.1 above.
6.2
Notwithstanding anything to the contrary contained herein, and so long as no (monetary or material non-monetary) Default by Tenant has occurred and remains uncured as of August 1, 2022, Tenant shall not be required to pay Base Rent for the Existing Premises only for the two (2) full months of August 2022 and September 2022 (such period, the “Existing Premises Free Rent Period”). During the Existing Premises Free Rent Period, Tenant shall continue to be responsible for the payment of all of Tenant’s other Rent obligations under the Lease, including Base Rent for the Additional Premises, and all Additional Rent such as Operating Expenses, the Property Management Fee (which shall be calculated as if the Existing Premises Free Rent Period was in in effect) and costs of utilities for the entire Premises. Upon the occurrence of any (monetary or material non-monetary) Default during the Existing Premises Free Rent Period, the Existing Premises Free Rent Period shall immediately expire, and Tenant shall no longer be entitled to any further abatement of Base Rent pursuant to this Section; provided, however, that if Tenant cures such Default prior to the date that the Existing Premises Free Rent Period would otherwise end, such Existing Premises Free Rent Period and the abatement of Base Rent granted pursuant to this Section shall be reinstated for the remaining Existing Premises Free Rent Period (i.e., the Existing Premises Free Rent Period will not be tolled during the time that Tenant is in Default, but upon the cure of such Default, Tenant will be provided abatement for any remaining Existing Premises Free Rent Period after the date of such cure). In the event of any Default that results in termination of the Lease, then, as part of the recovery to which Landlord is entitled pursuant to the Lease, and in addition to any other rights or remedies to which Landlord may be entitled pursuant to the Lease, at law or in equity, Landlord shall be entitled to the immediate recovery, as of the day immediately prior to such termination of the Lease, of the unamortized amount of Base Rent that Tenant would have paid had the Existing Premises Free Rent Period not been in effect.
7.
Lease Term. The Term Expiration Date with respect to the Existing Premises is currently scheduled to occur on July 15, 2022. The Term Expiration Date is hereby extended to September 15, 2027 (the “New Expiration Date”). The Term with respect to the Additional Premises (the “Additional Premises Term”) shall commence on the Additional Premises Term Commencement Date (as defined below), and shall expire on the New Expiration Date, such that the Term with respect to the entire Premises (including both the Existing Premises and the Additional Premises) shall expire on the New Expiration Date. From and after the date hereof, all references in the Lease to the “Term Expiration Date” shall mean and refer to the New Expiration Date.
8.
Tennant Improvements. Landlord shall cause the work (the “Tenant Improvements”) described in the Work Letter attached hereto as Exhibit B (the “Work Letter”) to be constructed in the Additional Premises (and to the extent elected by Tenant, in the Existing Premises) pursuant to the Work Letter at a cost to Landlord not to exceed [***] (the “TI Allowance”). The TI Allowance may be applied to the costs of (m) construction of the Tenant Improvements, including (without limitation) the cost of removal of chemical fume hoods from the Additional Premises, (n) project management by Landlord (which fee shall equal [***] of the cost of the Tenant Improvements, including the TI Allowance), (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Tenant, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs arising from any default by Tenant of its obligations under the Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). The term “Additional Premises Tenant Improvements” means only those elements of the Tenant Improvements to be constructed within the Additional Premises. The Tenant Improvements may be constructed at any time after the date of this Amendment, subject to the TI Deadline (as defined below), and Tenant may elect to have Landlord commence Tenant Improvements in the Existing Premises prior to the availability of the Additional Premises so long as the work to be performed in the Existing Premises does not require a permit, will not cause any delay in the completion of the Tenant Improvements and Tenant agrees to pay any increased cost due to the completion of the Tenant Improvements in phases.
9.
Delivery of Additional Premises. Landlord will not be liable for any delay in delivery for any reason (including, without limitation, failure of the prior tenant to vacate the Additional Premises). Tenant acknowledges that the Additional Premises is currently occupied by a third party tenant (the “Existing Tenant”) whose lease is not scheduled to expire until June 21, 2022. Landlord will endeavor to cause the Existing Tenant to terminate its lease prior to June 21, 2022; provided, however, Tenant acknowledges that Landlord makes no representation or warranty that the Existing Tenant will agree to terminate its lease prior to June 21, 2022. Tenant agrees that in the event the Additional Premises Tenant Improvements are delayed for any reason (including failure of the Existing Tenant to terminate its lease prior to June 21, 2022), then (a) this Amendment shall not be void or voidable, and (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. The term “Substantially Complete” or “Substantial Completion” means that the Additional Premises Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for punch list items which do not materially interfere with Tenant’s use of the Additional Premises for the Permitted Use. Notwithstanding anything in the Lease (including the Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Force Majeure.
10.
Additional Premises Term Commencement Date. The “Additional Premises Term Commencement Date” shall be the day Landlord tenders possession of the Additional Premises to Tenant with the Additional Premises Tenant Improvements Substantially Complete. To the extent possession or Substantial Completion is delayed by any acts or omissions of Tenant or its employees, agents or contractors (including, without limitation, the failure to timely deliver or approve plans, insurance certificates or other items as required by the Lease, or interference with the Substantial Completion of the Additional Premises Tenant Improvements due to any acts or omissions of Tenant or its employees, agents or contractors in connection with the early access set forth in Section 11 below) (any such delay, a “Tenant Delay(s)”), then the Additional Premises Term Commencement Date shall be the date that the Additional Premises Term Commencement Date would have occurred but for such Tenant Delay(s). Tenant shall execute and deliver to Landlord written acknowledgment of the actual Additional Premises Term Commencement Date within ten (10) business days after Tenant takes occupancy of the Additional Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Additional Premises Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain any governmental licensing or similar governmental approval of the Additional Premises required for the Permitted Use by Tenant shall not serve to extend the Additional Premises Term Commencement Date. Tenant shall not be permitted to conduct business in the Additional Premises prior to the Additional Premises Term Commencement Date.

11.
Early Access. Landlord shall use commercially reasonable efforts to permit Tenant to enter upon the Additional Premises at least fifteen (15) days prior to the Additional Premises Term Commencement Date for the purpose of installing improvements or the placement of personal property. Prior to such access, (y) Tenant shall have delivered to Landlord the Additional Security Deposit (as defined below) in accordance with Section 16 below, and (z) Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 of the Existing Lease are in effect and applicable to the Additional Premises. Any entry under this Section shall be subject to all the terms and conditions of the Lease. Notwithstanding anything to the contrary in this Amendment, if the Additional Premises Term Commencement Date is delayed due to any access under this Section, then the Additional Premises Term Commencement Date shall be the date that the Additional Premises Term Commencement Date would have occurred but for such delay.
12.
TI Deadline. Tenant shall have until the date that is six (6) months after the Additional Premises Term Commencement Date (such date, the “TI Deadline”), to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund any such costs shall expire. In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under the Lease.
13.
Condition of Existing Premises; Construction. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Existing Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the date of this Amendment, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Existing Premises for Tenant’s continued occupancy or to pay for any improvements to the Existing Premises, except for the payment of the TI Allowance and performance of the Tenant Improvements in accordance with Exhibit B attached hereto. Nothing in the foregoing sentence shall take away from any ongoing repair and maintenance responsibilities of Landlord required by the terms and conditions of the Existing Lease. Tenant acknowledges that Landlord will be completing the Tenant Improvements during Tenant’s occupancy of the Existing Premises. Tenant shall permit Landlord to enter the Existing Premises at all times (including during business hours) to construct the Tenant Improvements, and Tenant shall otherwise reasonably cooperate with Landlord throughout the construction process to enable Landlord to complete the Tenant Improvements in a timely and efficient manner. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Existing Premises when constructing the Tenant Improvements; provided, however, that in no event shall Landlord’s construction of the Tenant Improvements (a) cause Rent to abate under the Lease, (b) give rise to any claim by Tenant for damages or (c) constitute a forcible or unlawful entry, a detainer or an eviction of Tenant. Tenant acknowledges and agrees that Tenant (not Landlord), at Tenant’s sole cost and expense, shall be solely responsible for (x) moving Tenant’s property during Landlord’s construction of the Tenant Improvements, (y) moving Tenant’s property back to its desired location after Landlord’s completion of the Tenant Improvements and (z) protecting any Tenant’s property that remains in the Existing Premises during Landlord’s construction of the Tenant improvements. In the event that Tenant fails to comply with any of its obligations under this Section and such failure causes Landlord to incur additional costs with respect to the Tenant Improvements, Tenant shall pay to Landlord as Additional Rent the amount of any such additional costs within thirty (30) days of receiving an invoice from Landlord.
14.
Condition of the Additional Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Additional Premises, or with respect to the suitability of the Additional Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Additional Premises and agrees to take the same in its condition “as is” as of the Additional Premises Term Commencement Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional Premises for Tenant’s occupancy or to pay for or construct any improvements to the Additional Premises, except for performance of the Additional Premises Tenant Improvements and with respect to payment of the TI Allowance. Notwithstanding the foregoing, Landlord agrees that it will construct the Additional Premises Tenant Improvements in compliance with all

Applicable Laws in effect as of the date of issuance of building permits for the Additional Premises Tenant Improvements. As part of the Additional Premises Tenant Improvements, Landlord shall cause the Additional Premises to be delivered to Tenant on the Additional Premises Term Commencement Date with the base Building heating, ventilating and air conditioning, electrical, plumbing and fire and life safety systems serving the Additional Premises in good working condition (such obligation, “Landlord’s Additional Premises Delivery Obligation”). Tenant’s taking possession of the Additional Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Additional Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair and that Landlord’s Additional Premises Delivery Obligation was satisfied; provided that, if Landlord fails to satisfy Landlord’s Additional Premises Delivery Obligation (“Additional Premises Delivery Shortfall”), then Tenant may, as its sole and exclusive remedy, deliver notice of such failure to Landlord detailing the nature of such failure (“Additional Premises Shortfall Notice”); provided, further, that any Additional Premises Shortfall Notice must be received by Landlord no later than the date (the “Additional Premises Shortfall Notice Deadline”) that is thirty (30) days after the Additional Premises Term Commencement Date. In the event that Landlord receives an Additional Premises Shortfall Notice on or before the Additional Premises Shortfall Notice Deadline, Landlord shall, at Landlord’s expense, promptly remedy the Additional Premises Delivery Shortfall. Landlord shall not have any obligations or liabilities in connection with a failure to satisfy Landlord’s Additional Premises Delivery Obligation except to the extent such failure is identified by Tenant in an Additional Premises Shortfall Notice delivered to Landlord on or before the Additional Premises Shortfall Notice Deadline. Notwithstanding anything to the contrary in the Lease, Landlord shall not have any obligations or liabilities in connection with any failure of the above referenced systems to be in good working condition due to any event, circumstance or other factor arising or occurring after the Additional Premises Term Commencement Date (including, without limitation, (i) any act or omission of Tenant, Tenant’s contractors or subcontractors, or any of their respective employees, agents or invitees, or (ii) Tenant’s failure to properly repair or maintain the Additional Premises (to the extent required by the Lease)), and no Additional Premises Delivery Shortfall shall be deemed to have occurred as a result thereof. Nothing in the foregoing sentence shall take away from any ongoing repair and maintenance responsibilities of Landlord required by the terms and conditions of the Existing Lease.
15.
Certified Access Specialist. The Additional Premises have not undergone inspection by a Certified Access Specialist (“CASp,” as defined in California Civil Code Section 55.52). Even if not required by California law, the Additional Premises may be inspected by a CASp to determine whether the Additional Premises comply with the ADA, and Landlord may not prohibit a CASp performing such an inspection. If Tenant requests that such an inspection take place, Landlord and Tenant shall agree on the time and manner of the inspection, as well as which party will pay the cost of the inspection and the cost to remedy any defects identified by the CASp. A Certified Access Specialist can inspect the Additional Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under State law. Although State law does not require a Certified Access Specialist inspection of the Additional Premises, Landlord may not prohibit Tenant from obtaining a Certified Access Specialist inspection of the Additional Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall agree on the arrangements for the time and manner of the Certified Access Specialist inspection, the payment of the fee for the Certified Access Specialist inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Additional Premises.
16.
Security Deposit. The Security Deposit under the Lease is hereby increased by an amount equal to [***] (the “Additional Security Deposit”), such that the total amount of the Security Deposit required under the Lease shall be [***] (the “Aggregate Security Deposit Amount”). Within five (5) business days after the full execution and delivery of this Amendment, Tenant shall deposit with Landlord an amount equal to the Additional Security Deposit. For avoidance of doubt, Tenant shall be permitted to satisfy the requirement for the Additional Security Deposit by delivering a replacement L/C Security in the Aggregate Security Deposit Amount or by delivering an additional L/C Security in the amount of the Additional Security Deposit.

17.
Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Hughes Marino (“Tenant’s Broker”) and Jones Lang LaSalle Brokerage, Inc. (“Landlord’s Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant’s Broker and Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by it. Tenant’s Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Tenant’s Broker pursuant to a separate agreement between Landlord and Tenant’s Broker.

Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Tenant’s Broker and Landlord’s Broker, and agrees to reimburse, indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant, at Landlord’s sole cost and expense) and hold harmless Tenant for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant’s Broker and Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by it.

18.
No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge without duty of inquiry, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
19.
Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
20.
Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
21.
Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
22.
Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
23.
Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD: BMR-ROAD TO THE CURE LP, a Delaware limited partnership
By:	/s/ Kevin Simonsen
Name:	Kevin Simonsen
Title:	EVP, General Counsel & Secretary

TENANT: ASPEN NEUROSCIENCE, INC., a Delaware corporation
By:	/s/ Damien McDevitt
Name:	Damien McDevitt
Title:	President and CEO

6/9/2021

EXHIBIT A

ADDITIONAL PREMISES

EXHIBIT A

EXHIBIT B

TENANT WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 10th day of June, 2021, by and between BMR-ROAD TO THE CURE LP, a Delaware limited partnership (“Landlord”), and ASPEN NEUROSCIENCE, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain First Amendment to Lease of even date herewith (the “Amendment, and, together with the Existing Lease, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 10835 Road to the Cure, San Diego, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.
General Requirements.
1.1.
Authorized Representatives.
(a)
Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Chris Burrus as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.
(b)
Tenant designates Stephanie Macleod and Jay Sial (each, a “Tenant’s Authorized Representative”) as the persons authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by one of Tenant’s Authorized Representatives. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord. For the avoidance of doubt, authorization, consent, initials or signature by either one of Tenant’s Authorized Representatives shall be effective for purposes of this Work Letter (i.e., authorization, consent, initial or signature by both of Tenant’s Authorized Representatives shall not be required).
1.2.
Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Landlord and reasonably approved by Tenant (the “Schedule”). The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Work Letter. In the event Tenant elects to have the Tenant Improvements constructed in the Existing Premises prior to the completion of the Tenant Improvements in the Additional Premises, Landlord will determine the schedule for each phase of the Tenant Improvements in its sole discretion.
1.3.
Landlord’s Architects. Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord; provided that Landlord hereby approves McFarlane Architects, Inc. as the architect for the Tenant Improvements.
2.
Tenant Improvements. All Tenant Improvements shall be performed by Landlord’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI

EXHIBIT B

Allowance) and in substantial accordance with the Approved Plans (as defined below), the Amendment and this Work Letter. To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs are paid, in the proportion of Excess TI Costs payable by Tenant to the TI Allowance. If the cost of the Tenant Improvements (as projected by Landlord) increases or decreases over Landlord’s initial projection, then Tenant’s pari passu share shall be adjusted accordingly. Upon completion of the Tenant Improvements, the final, actual cost of the Tenant Improvements will be determined, and a reconciliation performed by Landlord, and promptly following such reconciliation, Landlord or Tenant, as applicable, will make any required payment based on the final costs. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Tenant Improvements shall be new or “like new,” and the Tenant Improvements shall be performed in a first-class, workmanlike manner.
2.1.
Work Plans. Landlord shall prepare and submit to Tenant for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Tenant. Tenant shall notify Landlord in writing within five (5) days after receipt of the Draft Schematic Plans whether Tenant approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant. If Tenant reasonably objects to the Draft Schematic Plans, then Landlord shall revise the Draft Schematic Plans and cause Tenant’s objections to be remedied in the revised Draft Schematic Plans. Landlord shall then resubmit the revised Draft Schematic Plans to Tenant for approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s approval of or objection to revised Draft Schematic Plans and Landlord’s correction of the same shall be in accordance with this Section until Tenant has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Tenant without objection shall be referred to herein as the “Approved Schematic Plans.” Notwithstanding anything to the contrary in the Lease or this Work Letter, in the event that Tenant fails to finally approve the Draft Schematic Plans in accordance with this Section on or before the date that is twenty (20) days after the date that Landlord submits to Tenant the first (1st) iteration of the Draft Schematic Plans (such date, the “Required Approval Date”), a Tenant Delay shall be deemed to have occurred and the Additional Premises Term Commencement Date shall be the date that the Additional Premises Term Commencement Date would have occurred had the Draft Schematic Plans been finally approved by Tenant in accordance with this Section on the Required Approval Date.
2.2.
Construction Plans. Landlord shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Tenant within five (5) days after delivery to Tenant. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant. If the Construction Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and

EXHIBIT B

Landlord shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”
2.3.
Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.
(a)
Change Request. Either Landlord or Tenant may request Changes after Tenant approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.
(b)
Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.
3.
Requests for Consent. Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within five (5) days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant.
4.
TI Allowance.
4.1.
Application of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 8 of the Amendment and this Work Letter. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Amendment, and may use the TI Allowance for the construction of Tenant Improvements in either the Existing Premises or the Additional Premises or both.
4.2.
Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Amendment, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”). Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. The initial Approved Budget is anticipated to be provided at or near the time of the Approved Schematic Plans, which Approved Budget will be periodically updated during the construction process; provided, however, that any changes to the Approved Budget shall be mutually agreed to by Landlord and Tenant. Tenant shall promptly reimburse Landlord for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance.

EXHIBIT B

5.
Miscellaneous.
5.1.
Incorporation of Lease Provisions. Sections 40.6 through 40.19 of the Existing Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.
5.2.
General. Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.

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EXHIBIT B

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD: BMR-ROAD TO THE CURE LP, a Delaware limited partnership
By:	/s/ Kevin Simonsen
Name:	Kevin Simonsen
Title:	EVP, General Counsel & Secretary

TENANT: ASPEN NEUROSCIENCE, INC., a Delaware corporation
By:	/s/ Damien McDevitt
Name:	Damien McDevitt
Title:	President and CEO

6/9/2021

EXHIBIT B

EXHIBIT C

ACKNOWLEDGEMENT OF ADDITIONAL PREMISES
TERM COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF ADDITIONAL PREMISES TERM COMMENCEMENT DATE is entered into as of [_________], 20[__], with reference to that certain First Amendment to Lease (the “Amendment”) dated as of [_________], 2021, by ASPEN NEUROSCIENCE, INC., a Delaware corporation (“Tenant”), in favor of BMR-ROAD TO THE CURE LP, a Delaware limited partnership (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amendment.

Tenant hereby confirms the following:

1.
Tenant accepted possession of the Additional Premises for use in accordance with the Permitted Use on [_______], 20[_]. Tenant first occupied the Additional Premises for the Permitted Use on [_______], 20[_].
2.
The Additional Premises are in good order, condition and repair.
3.
The Additional Premises Tenant Improvements are Substantially Complete.
4.
In accordance with the provisions of the Amendment, the Additional Premises Term Commencement Date is [_______], 20[__], and, unless the Lease is terminated prior to the New Expiration Date pursuant to its terms, the New Expiration Date shall be [_______], 20[_].
5.
The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [ ]].
6.
To Tenant’s knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.
7.
The obligation to pay Rent with respect to the Additional Premises is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [_______] 20[_], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[__]/[__]/[__]- [__]/[__]/[__]	[__]	$[_______] [monthly][OR][annually]	[__]	[__]

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EXHIBIT C

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Additional Premises Term Commencement Date as of the date first written above.

TENANT:
ASPEN NEUROSCIENCE, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT C